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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  October 3, 1997



                           CABLE TV FUND 14-A, LTD.
                           ------------------------
            (Exact name of registrant as specified in its charter)



       Colorado                     0-15378                 84-1024657
       --------                     -------                 ----------
(State of Organization)       (Commission File No.)       (IRS Employer
                                                       Identification No.)

P.O. Box 3309, Englewood, Colorado 80155-3309              (303) 792-3111
---------------------------------------------              --------------
(Address of principal executive office and Zip Code)       (Registrant's
                                                            telephone no.
                                                        including area code)

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Item 5.  Other Events
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         On October 3, 1997, the Cable TV Fund 14 A/B Venture (the "Venture")
entered into an Asset Purchase Agreement with Comcast Corporation ("Comcast"), a Pennsylvania corporation, to sell the Venture's cable television system serving portions of Broward County, Florida, including the cities of Davie, Cooper City, Dania and Lauderdale Lakes (the "Broward County System") to Comcast for a sales price of approximately $140,000,000, subject to closing adjustments that may have the effect of reducing the sales price by up to $7,000,000. Cable TV Fund 14-A, Ltd. ("Fund 14-A") and Cable TV Fund 14-B, Ltd. ("Fund 14-B"), both Colorado limited partnerships (the "Partnerships"), are the partners in the Venture, owning a 27 percent and a 73 percent interest, respectively. Comcast is not affiliated with the Venture, the Partnerships or with Jones Intercable, Inc. ("Intercable"), the general partner of the Partnerships. The closing of this transaction, which is expected to occur in the first quarter of 1998, is subject to the consents of governmental authorities and other third parties and the approval of the limited partners of Fund 14-B.

         Upon the successful closing of the sale of the Broward County System, the Venture plans to distribute an aggregate of approximately $96,100,000 to the Partnerships which amount represents the anticipated net sale proceeds following the Venture's repayment of its credit facility. (Distribution amounts will be reduced if the sales price is reduced by closing adjustments.) Fund 14-A should receive approximately $26,000,000 of such distribution and Fund 14-A will, in turn, distribute such amount to its limited partners. This distribution will provide Fund 14-A's limited partners a return of approximately $325 for each $1,000 invested in Fund 14-A. Limited partners of Fund 14-A have already received prior distributions from the sale of the Turnersville, New Jersey and the Central Illinois cable television systems totaling $432 for each $1,000 invested in Fund 14-A. When added to the expected distribution from the sale of the Broward County System, distributions to the limited partners of Fund 14-A will total approximately $757 for each $1,000 invested in Fund 14-A.

         The Jones Group, Ltd., a subsidiary of Intercable, will receive a brokerage fee of $3,500,000, representing 2.5 percent of the sales price, for acting as a broker in this transaction. Because the sale of the Broward County System does not represent a sale of all or substantially all of Fund 14-A's assets, no vote of the limited partners of Fund 14-A is required to approve this sale.

         The Broward County System is the sole property owned by the Venture. Fund 14-A continues to own cable television systems in Naperville, Illinois; Buffalo, Minnesota; and Calvert County, Maryland, and no specific arrangements have been made for the sale of these systems.

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Item 7.  Financial Statements and Exhibits
         ---------------------------------

       a.     Historical financial statements.
              Not applicable.

       b.     Pro forma financial statements.
              Not applicable.

       c.     Exhibits.

              2.1 Asset Purchase Agreement dated as of October 3, 1997, among Comcast Corporation, Cable TV Fund 14 A/B Venture, Jones International, Ltd., Jones Intercable, Inc., Cable TV Fund 14-A, Ltd. and Cable TV Fund 14-B, Ltd.

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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CABLE TV FUND 14-A, LTD.

                              By:   Jones Intercable, Inc.,
                                    its general partner


Dated: October 15, 1997             By:/s/ Elizabeth M. Steele
                                       -----------------------
                                       Elizabeth M. Steele
                                       Vice President, General
                                       Counsel and Secretary

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